THE COMPANIES LAW (2007 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF
CHINA GROWTH ALLIANCE LTD.

REGISTERED AND FILED AS NO: 195103 THIS 10th DAY OF August 2007
ASST. REGISTRAR OF COMPANIES CAYMAN ISLANDS

1 The name of the Company is **China Growth Alliance Ltd.**

2 The registered office of the Company shall be at the offices of Campbell Corporate Services Limited, Scotia Centre, PO Box 268, Grand Cayman KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4 The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5 The share capital of the Company is US$50,000.00 divided into 90,000,000 ordinary shares of a nominal or par value of US$0.0005 each and 10,000,000 preference shares of a nominal or par value of US$0.0005 each.

REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS

6 The Company has power to register by way of continuation as a body corporate limited

by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

We are desirous of being formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the Company set opposite our name.

NAME AND ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER
Campbell Nominees Limited, George Town, Grand Cayman.	By ____________ 1 ordinary share Director

Dated this **10th** day of **August, 2007.**

Witness to the above signature:

____

I, **Melanie E. Rivers-Woods, Asst.** Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the memorandum of association of this company duly registered on the 10th day of August, 2007.

REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS

ASST. REGISTRAR OF COMPANIES

COMPANIES LAW (2007 REVISION)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

- of -

China Growth Alliance Ltd.


$2
ER
Cayman Islands

REGISTERED AND FILED AS NO: 193103 THIS 10th DAY OF August 2007

ASST. REGISTRAR OF COMPANIES CAYMAN ISLANDS

PRELIMINARY

1. The regulations contained in Table A of the Companies Law (2007 Revision) do not apply to the Company and the following are the articles of association of the Company.

INTERPRETATION

2. In these Articles unless otherwise defined:-

"the Articles" means the articles of association of the Company as originally hereby framed, or as altered by Special Resolution from time to time;

"the Auditors" means the persons for the time being performing the duties of auditors of the Company;

"the Company" means the above-named Company;

"debenture" includes debenture stock, mortgages, bonds and any other securities of the Company whether constituting a charge on the assets of the Company or not;

"the Directors" means the persons for the time being occupying the position of directors of the Company, or as the case may be, the directors assembled as a board and a "Director" shall be construed accordingly;

REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS

"dividend" includes bonus;

"the Law" means the Companies Law (2007 Revision) of the Cayman Islands as amended from time to time and every statutory modification or re-enactment thereof for the time being in force;

"member" has the meaning assigned to it in the Law;

"month" means calendar month;

"paid-up" means paid-up and/or credited as paid-up;

"the Register" means the register of members of the Company required to be kept by the Law;

"the registered office" means the registered office for the time being of the Company;

"the Seal" means the common seal of the Company and includes every duplicate seal;

"the Secretary" includes an assistant secretary and any persons appointed to perform the duties of the secretary of the Company;

"Special Resolution" has the meaning assigned to it in the Law.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form. Except where otherwise provided or where the context requires otherwise, words importing the masculine gender only include the feminine and neuter and vice versa and words importing the singular number only include the plural number and vice-versa. Words importing individuals only include corporations.

Subject as aforesaid, any words or expressions defined in the Law shall, if not inconsistent with the subject or context hereof, bear the same meanings as in the Articles. References to any law or provision of any law shall include a reference to any law or provision of any law which amends or replaces, or has amended or replaced, it.

3. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of its shares may have been allotted.

4. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

ALTERATION OF ARTICLES

5. The Company may from time to time alter or add to these Articles by passing a Special Resolution in the manner prescribed by the Law. No member shall be bound by any alteration made to the memorandum of association or to the Articles after the date on which he became a member if and so far as the alteration requires him to take or subscribe for more shares than the number held by him at the date on which the alteration is made, or in any way increases his liability as at that date to contribute to the share capital of, or otherwise to pay money to, the Company unless such member agrees in writing to be bound by the alteration either before or after it is made.

ISSUE OF SHARES

6. The shares of the Company shall be at the disposal of the Directors and they may allot or otherwise dispose of them to such persons (including any Director) on such terms and conditions and at such time as the Directors may determine. The Company may issue fractions of a share and references in these Articles to a "share" shall where the context so permits include fractions of a share and, save where the Articles otherwise provide, a fraction of a share shall rank pari passu and shall have proportionately the same rights as a whole share of the same class.

7. Subject to the provisions, if any, in that behalf in the memorandum of association and to the Law and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred, or other rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors may from time to time determine.

REDEMPTION AND PURCHASE OF OWN SHARES

8. Subject to the provisions of the Law and the memorandum of association:-

   (a) shares may be issued on the terms that they are, or at the option of the Company or the shareholder are, liable to be redeemed on such terms and in such manner as the Directors, before the issue of the shares, may determine; and

   (b) the Company may purchase shares, including any redeemable shares, issued by the Company upon the terms and in such manner as the Directors may from time to time determine, provided that the manner of such purchase has first been authorised by the Company by ordinary resolution; and

   (c) the Company may make payment in respect of any redemption or purchase of its own shares in any manner authorised by the Law, including out of capital.

VARIATION OF RIGHTS OF SHARES

9. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a resolution passed at a meeting of the holders of such class of shares by the holder or holders of at least three-fourths of such shares present in person or by proxy at such

meeting. To the extent not inconsistent with this Article, the provisions of these Articles relating to general meetings shall apply to every such meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least three-fourths of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

11. When permitted by law the Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe (whether absolute or conditional) for any shares or debentures of the Company; provided that such commission shall not exceed 10 per cent of the price at which such shares or debentures are issued, or an amount equivalent to such percentage. Any such commission may be satisfied by the payment of cash or in fully paid-up shares or debentures of the Company or partly in one way and partly in the other.

NON-RECOGNITION OF TRUSTS

12. Except as required by law or otherwise provided by these Articles, no person shall be recognised by the Company as holding any shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder or in the case of a share warrant or bearer share in the bearer of the warrant or share certificate for the time being.

CERTIFICATES FOR SHARES

13. Every person whose name is entered as a member in the Register shall be entitled without payment to receive one certificate for all his shares or several certificates each for one or more of his shares. Every certificate shall be under the Seal and shall specify the shares to which it relates. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

14. Certificates representing shares shall be in such form as shall be determined by the Directors. Such certificates shall be signed by such person or persons as are authorised from time to time by the Directors or by the Articles. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. Notwithstanding the foregoing, if a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company incurred in investigating evidence as the Directors think fit.

JOINT OWNERSHIP OF SHARES

15. If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but the first named upon the Register shall, as regards service or notices, be deemed the sole owner thereof. Any of such persons may give effectual receipt for any dividend or other distribution.

LIEN

16. The Company shall have a first and paramount lien and charge on every share for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien and charge on all shares standing registered in the name of a member (whether solely or jointly with others) for all monies, liabilities or engagements presently owing by him or his estate to the Company either alone or jointly with any other person, whether a member or not; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien and charge, if any, on a share shall extend to all dividends or other monies payable in respect thereof. The registration of a transfer of any such share shall operate as a waiver of the Company's lien and charge (if any) thereon.

17. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien and charge, but no sale shall be made unless a sum in respect of which the lien and charge exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien and charge exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

18. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien and charge exists as is presently payable, and the residue, if any, shall (subject to a like lien and charge for sums not presently payable as

existed upon the shares before the sale) be paid to the person entitled to the shares prior to the sale.

CALLS ON SHARES

20. The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times. Each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

21. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

23. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of the Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

25. The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per centum per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

26. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

TRANSFER OF SHARES

27. Every instrument of transfer shall be left at the registered office for registration, accompanied by the certificate (if any) covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares.

28. The instrument of transfer of any share (which need not be under Seal) shall be signed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

29. Subject to such of the restrictions of the Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve. Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled and shall forthwith be cancelled accordingly and a new certificate shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up

shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the transfer.

30. The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share, whether or not it is a fully paid up share.

31. Without prejudice to the generality of the immediately preceding Article, the Directors may decline to recognise any instrument of transfer if:-

(a) the instrument of transfer is not accompanied by the certificate covering shares to which it relates, and/or such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares; or

(b) the instrument of transfer is in respect of more than one class of share.

32. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

33. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

TRANSMISSION OF SHARES

34. In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share which had been held by him solely or jointly with other persons.

35. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time be properly

required by the Directors to show his title to the share, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the aforesaid member could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

36. A person becoming entitled to a share by reason of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within fourteen days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

37. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalments together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

38. The aforesaid notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

39. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited, by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

40. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

41. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares. When any share shall have been forfeited, notice of the Directors' resolution to that effect shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

42. A declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

AMENDMENT OF MEMORANDUM OF ASSOCIATION
ALTERATION OF CAPITAL AND CHANGE OF REGISTERED OFFICE

43. Subject to and insofar as permitted by provisions of the Law, the Company may from time to time by ordinary resolution (or where an ordinary resolution is disallowed by the Law and a Special Resolution is required, by Special Resolution) alter or amend its memorandum of association otherwise than with respect to its name and objects and may hereby, without restricting the generality of the foregoing:

(a) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights priorities and privileges annexed thereto as the Company in general meeting may determine;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the memorandum of association or into shares without nominal or par value;

(d) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person; and

(e) reduce its share capital and any capital redemption reserve fund.

44. All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

45. Subject to the provisions of the Law, the Company may by Special Resolution change its name or alter its objects.

46. Subject to the provisions of the Law, the Company by resolution of the Directors may change

the location of its registered office.

STATUTORY MEETINGS

47. The Company, if registered as an ordinary company under the Law, shall hold a general meeting once in every calendar year at such time and place as may be resolved by the Company in general meeting or, in default, at such time and place as the Directors may determine or, in default, at such time in the third month following that in which the anniversary of the Company's incorporation occurs and at such place as the Directors shall appoint. In default of a general meeting being so held, a general meeting shall be held in the month next following and may be convened by any one or more members in the same manner as nearly as possible as that in which meetings are to be convened by the Directors. The above-mentioned general meeting shall be called annual general meetings; all other general meetings shall be called extraordinary general meetings.

GENERAL MEETINGS

48. The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

49. The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the registered office and may consist of several documents in like form each signed by one or more requisitionists.

50. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionist(s) or any one or more of

them or any other member or members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office or at some convenient place at such time, subject to the Articles as to notice, as the person(s) convening the meeting fix.

51. Subject to the provisions of the Law relating to Special Resolutions, seven days notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company; but with the consent of all the members entitled to receive notice of some particular meeting or their proxies, that meeting may be convened by such shorter notice and in such manner as those members or their proxies may think fit.

52. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

53. All business that is transacted at an extraordinary general meeting and all that is transacted at any annual general meeting, with the exception of the sanctioning of a dividend and the consideration of the accounts, balance sheet, the annual report of the Directors and the Auditors' report shall be deemed to be special.

54. When all members entitled to be present and vote sign either personally or by proxy the minutes of a general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing (in one or more counterparts) signed by all members aforesaid shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

PROCEEDINGS AT GENERAL MEETINGS

55. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two (2) members present in person or by proxy shall be a quorum provided always that if the Company has one shareholder of record the quorum shall be that one (1) member present in person or by proxy.

56. If, within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of member(s), shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

57. The chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

58. If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

59. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded

(a) by the chairman; or

(b) by any member or members present in person or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(c) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid-up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

61. Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or portion of the votes recorded in favour of or against such resolution. A demand for a poll may be withdrawn.

62. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote.

63. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

64. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or by proxy at a general meeting

shall have one vote and on a poll every member present in person or by proxy shall have one vote for each share registered in his name on the Register.

65. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

66. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

67. No person shall be entitled to vote at any general meeting unless he is registered as a member in the Register on the date of such meeting and unless all calls or other sums presently payable by him in respect of shares of the Company have been paid.

68. No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

69. On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

70. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

71. The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telefax confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

72. The instrument appointing a proxy may be in any form acceptable to the Directors and may be expressed to be for a particular meeting and/or any adjournment thereof or generally until revoked.

73. The instrument appointing a proxy shall be deemed to confer authority to demand and to join in demanding a poll.

74. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

75. Any corporation which is a member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

DIRECTORS

76. There shall be a board of Directors consisting of not less than one or more than ten persons (exclusive of alternate Directors).

77. The first Directors shall be determined in writing by the subscriber to the memorandum of Association.

78. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company, or receive a fixed allowance in respect thereof as may be determined by the Directors from time to time or a combination of partly of one such method and partly the other.

79. The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

80. A Director or alternate Director may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs in general meeting.

81. The Directors may by resolution award special remuneration to any Director undertaking any special work or services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney-at-law to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

82. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein obtained shall authorise a Director or alternate Director or his firm to act as Auditor of the Company.

ALTERNATE DIRECTORS

83. A Director who for any reason considers that he is unlikely to be able to attend meetings of the Board of Directors may by writing appoint any person to be an alternate Director in his place. The person so appointed shall be entitled to attend, speak and vote at meetings of the Directors and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director. An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors. An alternate Director shall be deemed to be appointed by the Company and not deemed to be the agent of the Director appointing him.

BORROWING POWERS

84. The Directors may exercise all the powers of the Company to borrow or raise monies, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

POWERS AND DUTIES OF DIRECTORS

85. The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up

the Company, and may exercise all such powers of the Company as are not, from time to time by the Law or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting, required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

86. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

87. All cheques, promissory notes, drafts, bills of exchange or other negotiable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine by resolution.

88. The Directors shall cause minutes to be made in books provided for the purpose:-

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors or their alternates present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

89. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the

Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

DIRECTOR OR OFFICER CONTRACTING WITH COMPANY

90. No Director or officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided; nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or the fiduciary relationship thereby established; provided that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is considered if his interest then exists, or in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director, having disclosed his interest as aforesaid, shall be entitled to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid.

91. A general notice that a Director is a member of a specified firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under the immediately preceding Article as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company.

92. A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

DISQUALIFICATION OF DIRECTORS

93. The office of Director shall be vacated if the Director:-

(a) becomes bankrupt or makes any arrangement or composition with his creditors; or

(b) becomes of unsound mind; or

(c) resigns his office by notice in writing to the Company; or

(d) is absent (without being represented by an alternate appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors and they pass a resolution that he has by reason of such absence vacated office; or

(e) is removed from office by an ordinary resolution duly passed by the Company notwithstanding anything in the Articles or any agreement between the Company and such Director; or

(f) is requested by all the other Directors to resign.

APPOINTMENT AND REMOVAL OF DIRECTORS

94. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

95. The Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

96. The Company may from time to time, by ordinary resolution, increase or reduce the maximum number of Directors who may constitute the board of Directors.

PROCEEDINGS OF DIRECTORS

97. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate

their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

98. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

99. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

100. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

101. The Directors may delegate any of their powers to committees consisting of such member or members of their body (including alternate Directors in the absence of their appointors) as they think fit. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors.

102. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present the members present may choose one of their number to be chairman of the Meeting.

103. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

104. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director or person acting as aforesaid, or that they, or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and entitled to be a Director or alternate Director as the case may be.

105. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

106. Any Director or Directors or any committee thereof may participate in any meeting of the board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

MANAGING DIRECTOR

107. The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall be subject to the same provisions as regards removal and

disqualification as the other Directors and his appointment shall be automatically determined if he ceases for any cause to be a Director.

108. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

109. The Directors may entrust to and confer upon a managing director any powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, alter, withdraw or vary all or any of such powers.

PRESUMPTION OF ASSENT

110. A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

MANAGEMENT

111. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they think fit and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

112. The Directors from time to time and at any time may establish any committees, boards or agencies for managing any of the affairs of the Company and may appoint any persons to be

members of such committees or boards, or any managers or agents, and may fix their remuneration.

113. The Directors from time to time and at any time may delegate to any such committee, board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such board, or any of them, to fill up any vacancy therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

114. Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

OFFICERS

115. Officers of the Company may be elected by the Company in general meeting or appointed by the Directors and may consist of a president, one or more vice presidents, a Secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers and such other officers as the Company in general meeting or the Directors may from time to time think necessary and all such officers shall perform such duties as may be prescribed by the Company in general meeting or the Directors. They shall hold office until their successors are elected or appointed but any officer may be removed at any time by the Company in general meeting or by the Directors. If any office becomes vacant the Company in general meeting or the Directors may fill the same. Any person may hold more than one of these offices and no officer need be a member or Director.

116. No person shall be appointed or hold office as Secretary who is:-

(a) the sole Director of the Company; or

(b) a corporation the sole director of which is the sole Director of the Company; or

(c) the sole director of a corporation which is the sole Director of the Company.

117. A provision of the Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

118. The Directors shall provide for the safe custody of the Seal which shall only be used with the authority of the Directors or a committee of the Directors authorised in that regard. Every instrument to which the Seal shall be affixed shall be signed by a Director or other person authorised by the Directors for that purpose. Notwithstanding the provisions hereof, a Director, Secretary or other officer may affix the Seal to returns, lists, notices, certificates or any other documents required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere under his signature alone.

119. The Company may exercise the powers conferred by the Law with regard to having a duplicate seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVE

120. Subject to the Law, the Directors may from time to time declare dividends (including interim dividends) and distributions on issued shares of the Company and authorise payment of the same out of funds of the Company lawfully available therefor.

121. No dividend or distribution shall be paid except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Law.

122. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be

applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

123. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class issued on the record date for such dividend or distribution but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share.

124. The Directors may deduct from any dividend or distribution payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

125. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the Directors.

126. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the holder who is first named on the Register or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, distributions, bonuses or other monies payable in respect of the shares held by them as joint holders.

127. No dividend or distribution shall bear interest against the Company.

ACCOUNTS

128. The Directors shall cause proper books of account to be kept with respect to:-

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

129. The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

130. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorised by the Directors or by the Company in general meeting.

131. The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Law.

AUDIT

132. The Directors may appoint an Auditor or Auditors who shall hold office until otherwise resolved and fix his or their remuneration.

133. Every Auditor shall have the right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

134. Auditors shall at any time during their term of office, upon request of the Directors or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

CAPITALISATION OF PROFIT

135. The Company in general meeting by ordinary resolution may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including, without limitation, the share premium account and capital redemption reserve fund) or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free from distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid-up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. Provided that a share premium account and a capital redemption reserve fund may, for the purpose of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

136. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the class of shares or debentures becoming distributable in fractions, and also to authorise any person to enter into, on behalf of all the members entitled thereto, an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

NOTICES

137. A notice may be given by the Company to any member either personally or by sending it by post, cable, telex, telefax or e-mail to him or to his registered address, or (if he has no registered address) to the address, if any, within or without the Cayman Islands supplied by him to the Company for the giving of notice to him.

138. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of four days after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Any letter sent to an address outside the Cayman Islands shall be sent by airmail.

139. Where a notice is sent by cable, telex, telefax or e-mail, service of the notice shall be deemed to be effected by properly addressing and sending such notice and to have been effected on the day received or, if such day is not a working day, on the next working day.

140. A notice may be given by the Company to the person or persons where the Company has been advised are entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in prepaid letter addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, within or without the Cayman Islands supplied for that purpose by the persons claiming to be so entitled, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

141. A notice shall be sufficiently given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register in respect of the share.

142. Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

(a) every person shown as a member in the Register subject, in each case, to the immediately preceding Article; and

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

143. If the Company shall be wound up, the liquidator may, with the sanction of an ordinary resolution of the Company and any other sanction required by law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as

he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

144. If the Company shall be wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

FISCAL YEAR

145. The fiscal year of the Company shall end on the 31st day of December in each year unless the Directors prescribe some other period therefor.

INDEMNITY

146. Every Director, Secretary, or other officer of the Company, any trustee for the time being acting in relation to any of the laws of the Company and their heirs and personal representatives shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto,

including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty.

147. No Director or person as aforementioned shall be liable (a) for any loss, damage or misfortune whatsoever which may happen to or be incurred by the Company in the execution of the duties, powers, authorities or discretions of his office or in relation thereto, (b) for the acts, receipts, neglects, defaults or omissions of any other such Director or person or (c) by reason of his having joined in any receipt for money not received by him personally or (d) for any loss on account of defect of title to any property of the Company or (e) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (f) for any loss incurred through any bank, broker or other agent or (g) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (h) for any other loss or damage due to any such cause as aforesaid, except to the extent that any of the foregoing arise through his dishonesty.

REGISTRATION BY WAY OF CONTINUATION

148. The Company, if registered as an exempted company under the Law, may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands which permits or does not prohibit the transfer of the Company to such jurisdiction.

149. In furtherance of a resolution passed pursuant to the immediately preceding Article, the Directors shall cause an application to be made to the Registrar of Companies to de-register the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

NAME AND ADDRESS OF SUBSCRIBER

Campbell Nominees Limited,
George Town,
Grand Cayman.

By ______________
Director

Dated this **10th** day of **August, 2007 .**

Witness to the above signature:

I, **Melanie E. Rivers-Wood**, Asst. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true copy of the articles of association of this company duly registered on the day of **August, 2007 .**

ASST. REGISTRAR OF COMPANIES

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS